Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-51765) of G-III Apparel Group, Ltd.,
(2) Registration Statement (Form S-8 No. 333-80937) of G-III Apparel Group, Ltd.,
(3) Registration Statement (Form S-8 No. 333-39298) of G-III Apparel Group, Ltd.,
(4) Registration Statement (Form S-8 No. 333-115010) of G-III Apparel Group, Ltd.,
(5) Registration Statement (Form S-8 No. 333-125804) of G-III Apparel Group, Ltd.,
(6) Registration Statement (Form S-8 No. 333-143974) of G-III Apparel Group, Ltd.,
(7) Registration Statement (Form S-8 No. 333-160056) of G-III Apparel Group, Ltd.,
(8) Registration Statement (Form S-3 No. 333-136445) of G-III Apparel Group, Ltd.,
(9) Registration Statement (Form S-3 No. 333-162675) of G-III Apparel Group, Ltd.
of our report dated April 13, 2011, with respect to the consolidated financial statements and schedules of G-III Apparel Group, Ltd. and subsidiaries and the effectiveness of internal control over financial reporting of G-III Apparel Group, Ltd. and subsidiaries, included in this Annual Report (Form 10-K) of G-III Apparel Group, Ltd. and subsidiaries for the year ended January 31, 2011.
/s/ Ernst & Young
New York, New York
April 13, 2011